Exhibit 23.1

              [LETTERHEAD OF ARTHUR ANDERSEN & CO.]



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statements on Forms S-8 for the United States National Bank Collectively Bargained Employees' 401(k) Plan and United States National Bank Noncollectively Bargained Employees' 401(k) Plan of our report dated January 28, 1994, included in USBANCORP, Inc.'s 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.



                                        /s/ Arthur Andersen & Co.



Pittsburgh, Pennsylvania
August 18, 1994